Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:

Steve Kunszabo	Marie Knowles
Iridium Communications Inc.	Iridium Communications Inc.
+1 (703) 287-7570	+1 (703) 287-7476
steve.kunszabo@iridium.com	marie.knowles@iridium.com

SYNDICATED COMMUNICATIONS SELLS 4.0 MILLION SHARES OF

IRIDIUM IN SECONDARY EQUITY OFFERING

MCLEAN, Va. - March 30, 2011 - Iridium Communications Inc. (Nasdaq: IRDM) (“Iridium”) today announced a secondary equity offering of 4,030,855 shares of common stock, at a price to the public of $8.15 per share, by a selling stockholder, Syndicated Communications Venture Partners IV, L.P. The shares sold represent all of the shares of the Company owned by the selling stockholder. The Company is not selling any shares in the offering and will not receive any proceeds from the sale of shares by the selling stockholder. The offering is expected to close on or about April 4, 2011, subject to customary closing conditions.

Raymond James & Associates served as the exclusive sales agent for the offering.

The securities described above are being offered by the selling stockholder pursuant to a previously filed shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission March 24, 2010. The shares of common stock may only be offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective shelf registration statement. Copies of the prospectus and the prospectus supplement for the offering, may be obtained, when available, at the SEC’s website at http://www.sec.gov or from Raymond James & Associates, Inc., by telephone at 1-800-248-8863 x27400 or by emailing andrea.borum@raymondjames.com. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be a sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iridium Communications Inc.

Iridium Communications Inc. (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-Earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium serves commercial markets through a worldwide network of distributors, and provides services to the U.S. Department of Defense and other U.S. and international government agencies. The Company's customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT. The Company is headquartered in McLean, Va., U.S.A. and trades on the NASDAQ Global Select Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units).

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Iridium’s expectations regarding the completion, timing and size of the selling stockholder’s proposed public offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Iridium’s business and finances in general, and the other risks described in Iridium’s Annual Report on Form 10-K for the year ended December 31, 2010. Iridium undertakes no obligation to update the statements contained in this press release after the date hereof.

# # #